Exhibit 10.1

AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT

     This Amendment No. 1 to the Share Purchase Agreement (this “Amendment”) is effective as of the May 31, 2009, by and between Cogenco International Inc, a Colorado corporation (the “Company”) and Bernd J. Hamacher-Schwieren (“Purchaser”). The Company and Purchaser are referred to herein as the Parties.

RECITALS

     A.      The Parties entered a Share Purchase Agreement (the “Agreement”) dated April 28, 2009 whereby Purchaser is obligated to purchase 520,000 shares of Company common stock (the “Shares”) at $5.00 per share for a total investment of $2,600,000 which was due on or before May 31, 2009.

     B.      The Parties are currently in discussions regarding potential terms and conditions by which Purchaser may commit to making further investments in the Company.

     C.      The Parties wish to amend the Agreement to extend the time by which Purchaser is obligated to pay the Company the purchase price of the Shares from May 31, 2009 to June 15, 2009.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, including the Parties’ on-going discussions regarding the potential additional investment by the Purchaser, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree and acknowledge as follows:

1.	Section 1.2 of the Agreement is amended to read as follows:

By no later than close of business in Denver, Colorado (5:00 pm Mountain time) on June 15, 2009, in a single payment Purchaser shall pay the purchase price of $5.00 (U.S.) per share of Common Stock for a total purchase price of $2,600,000. The Purchaser shall pay the purchase price to Cogenco in accordance with wiring instructions provided to (and which have been received by) Purchaser.

2.	The Parties each agree and acknowledge that each Party has obligations and commitments as set forth in the Agreement, and that except as provided in this Amendment all other terms of the Agreement are not amended hereby, and that such Agreement continues to be in full force and effect.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed effective as of the date set forth above.

COMPANY	PURCHASER:
Cogenco International, Inc.	Bernd J. Hamacher-Schwieren

By: /s/ David Brenman__________________	/s/ Bernd J. Hamacher-Schwieren
David Brenman, President